UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
226 Wyecroft Road
Oakville, Ontario L6K 3X7
(Address of principal executive offices, including Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On October 24, 2018, Restaurant Brands International Inc. (the “Company”) and Restaurant Brands International Limited Partnership (“RBI LP”) issued a press release announcing the receipt of an exchange notice from 3G Restaurant Brands Holdings LP (“RBH”), an affiliate of 3G Capital Partners, to exchange 11,106,925 Class B exchangeable limited partnership units (the “Exchangeable Units”) of RBI LP. RBI LP intends to satisfy this notice with the repurchase of 10,000,000 Exchangeable Units for cash and the delivery of 1,106,925 common shares of the Company. Pursuant to the limited partnership agreement of RBI LP, RBH has until October 30, 2018 to revoke its exchange notice, in part or in full, after which time the exchange notice will become irrevocable. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
99	Press release dated October 24, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: October 24, 2018	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary